UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2013 Annual Incentive Compensation Plan. On January 15, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Targa Resources Corp. (the “Company”), which is the indirect parent of the general partner of Targa Resources Partners LP (the “Partnership”), approved the Company’s 2013 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all of the Company’s employees, including its executive officers. The purpose of the Bonus Plan is to reward employees for contributions toward the Company’s business priorities (including business priorities of the Partnership) approved by the Committee and to aid the Company in retaining and motivating employees. Under the Bonus Plan, funding of a discretionary cash bonus pool is expected to be recommended by the Company’s chief executive officer (the “CEO”) and approved by the Committee based on the Company’s achievement of certain business priorities, including strategic, financial and operational objectives. The bonus pool is approved by the Committee, which considers certain recommendations by the CEO. Near or following the end of the year, the CEO recommends to the Committee the total amount of cash to be allocated to the bonus pool based upon overall performance of the Company relative to these objectives, generally ranging from 0 to 2x the total target bonus for the employees in the pool. Upon receipt of the CEO’s recommendation, the Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. Additionally, the Committee, in its sole discretion, determines the amount of the cash bonus award to each of the Company’s executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to the Company’s departments, groups and employees (other than the executive officers of the Company) based on performance and upon the recommendation of their supervisors, managers and line officers.

The Committee has established the following ten key business priorities for 2013:

•	execute on all business dimensions, including 2013 guidance for EBITDA and distribution/dividend growth as furnished from time to time,

•	successfully integrate and commercialize the Bakken Shale midstream acquisition including contribution to 2013 guidance,

•	continue priority emphasis and strong performance relative to a safe workplace,

•	reinforce business philosophy and mindset that promotes compliance in all aspects of our business including environmental and regulatory compliance,

•	continue to attract and retain the operational and professional talent needed in our businesses,

•	continue to control all costs—operating, capital and general and administrative,

•	continue to manage tightly credit, inventory, interest rate and commodity price exposures,

•	execute on major capital and development projects—finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding

•	pursue selected growth opportunities including gathering and processing build outs, fee-based capex projects, and potential purchases of strategic assets, and

•	pursue commercial and financial approaches to achieve maximum value and manage risks.

The Committee has targeted a total cash bonus pool for achievement of the business priorities based on the sum of individual employee market-based target percentages ranging from approximately 3% to 100% of each employee’s eligible earnings. Generally, eligible earnings are an employee’s base salary and overtime pay. The Committee has discretion to adjust the cash bonus pool attributable to the achievement of business priorities based on accomplishment of the applicable objectives as determined by the Committee and the CEO. Funding of the Company’s cash bonus pool and the payment of individual cash bonuses to executive officers are subject to the sole discretion of the Committee.

2010 Stock Incentive Plan. On January 15, 2013, the Committee made the following restricted stock awards under the Targa Resources Corp. 2010 Stock Incentive Plan (the “Plan”) that will vest three years from the grant date: 4,960 shares to Mr. Rene R. Joyce, 4,895 shares to Mr. Joe Bob Perkins, 3,200 shares to Mr. James W. Whalen, 4,296 shares to Mr. Michael A. Heim, and 1,742 shares to Mr. Matthew J. Meloy. The Plan is administered by the Committee.

This description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (File No. 333-160277), as amended, and is incorporated herein by reference. A copy of the form of Restricted Stock Agreement to be used in connection with the January 2013 and future awards under the Plan is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-34991) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Form of Targa Resources Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (File No. 333-160277) filed November 12, 2010).

Exhibit 10.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-34991) filed February 18, 2011).

Exhibit 10.3	Targa Resources Corp. 2013 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to Targa Resources Partner’s Current Report on Form 8-K (File No. 001-33303) filed January 18, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: January 18, 2013	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Targa Resources Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (File No. 333-160277) filed November 12, 2010).

10.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-34991) filed February 18, 2011).

10.3	Targa Resources Corp. 2013 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to Targa Resources Partner’s Current Report on Form 8-K (File No. 001-33303) filed January 18, 2013).